EX-99.77Q1(a) - Exhibits; Copies of any material amendments to the registrant's charter or by-laws
Amendment No. 63 dated August 18, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(64) to Post-Effective Amendment No. 290 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 12, 2011 (Accession No. 0000950123-11-102748). Amendment No.
64dated September 27, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(65) to Post-Effective Amendment No. 291 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 16, 2011 (Accession No. 0000950123-11-103315).Amendment No. 65 dated October 20, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(66) to Post-Effective Amendment No. 291 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 16, 2011 (Accession No. 0000950123-11-103315).Amendment No. 66 dated December 15, 2011 to the Agreement and Declaration of Trust dated January 28, 1997, is incorporated herein by reference to Exhibit (a)(67) to Post-Effective Amendment No. 292 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 23, 2011 (Accession No. 0000950123-11-103997).